INDEPENDENT AUDITORS’ CONSENT

We consent to the use in the Registration Statement of Barola Oil & Gas Co. Inc. (an exploration stage company) on Form SB-2/A-4 of our Auditors’ Report, dated January 21, 2005, on the balance sheet of Barola Oil & Gas Co. Inc. (an exploration stage company) as at September 30, 2004 and 2003, and the related statements of loss and deficit, cash flows, and stockholders’ deficiency for the period from inception on May 29, 2001 to September 30, 2004.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

Vancouver, Canada                                                                                                                                                                     “Morgan & Company”

February 17, 2005                                                                                                                                                                     Chartered Accountants

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